UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2009

CLENERGEN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6165 NW 123rd Lane, Coral Springs, Florida	33076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 640-8818

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “company”, and “Clenergen” mean Clenergen Corporation and our subsidiaries, unless otherwise indicated.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 30, 2009, we entered into a share exchange agreement with Clenergen Corporation Limited (UK), a United Kingdom corporation, and the shareholders of Clenergen Corporation Limited (UK). Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of Clenergen Corporation Limited (UK)’s common stock in exchange for the issuance by our company of 13,643,045 shares of our common stock to the shareholders of Clenergen Corporation Limited (UK).

In April 2009, Clenergen Corporation Limited (UK) had acquired the assets of Rootchange Limited in exchange for 5,865,175 common shares of Clenergen Corporation Limited. The inward investment from research and development of Biofuel and Biomass feedstock between September 2005 and July 2009 was valued at US $4,840,000.

Business of Clenergen Corporation Limited (UK)

Clenergen Corporation Limited (UK) is an advanced stage development company whose principal focus is on installing, owning and operating small to medium sized renewable Distributed Environmental Power Systems (DEPS) to local municipalities, manufacturers and national grid which are powered by the use of biomass produced from proprietary feedstock’s cultivated specifically for this purpose.

The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Clenergen Corporation Limited (UK) occurred on November 5th, 2009. Please refer to the information provided under Item 2.01 of this current report for information related to the share exchange agreement and our business as a result of the acquisition.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 30, 2009, we entered into a share exchange agreement with Clenergen Corporation Limited (UK) and the shareholders of Clenergen Corporation Limited (UK). The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of Clenergen Corporation Limited (UK) occurred on November 5th, 2009. In accordance with the closing of the share exchange agreement, we issued 13,643,045 shares of our common stock to the former shareholders of Clenergen Corporation Limited (UK) in exchange for the acquisition, by our company, of all of the 13,643,045 issued and outstanding shares of Clenergen Corporation Limited (UK).

Pursuant to the terms of the share exchange agreement, we have also agreed to pay to those shareholders and investors who have transferred certain assets and loaned and/or advanced and retained funds for operational purposes to Clenergen Corporation Limited (UK), the total sum of GBP£914,954 (USD$1,482,225), subject to the company receiving sufficient financing, on or before sixty days from the date of the execution of share exchange agreement, unless another time schedule is agreed to by the parties. Of this amount US$109,000 is due and payable by November 30, 2009. These amounts will be repaid from Clenergen India Private Limited.

As set out in the share exchange agreement, the closing of the share exchange agreement was subject to the satisfaction of certain conditions precedent, including, among others, the following:

1.

The representations and warranties of Clenergen Corporation Limited (UK), it’s shareholders and our company set forth in the share exchange agreement remain true, correct and complete in all respects as of the closing;

2.

All of the covenants and obligations that the respective parties are required to perform or to comply with pursuant to the share exchange agreement at or prior to the closing must have been performed and complied with in all material respects;

3.	Clenergen Corporation Limited (UK) and our company having received duly executed copies of all third party consents and approvals contemplated by the share exchange agreement, if any;

4.

Clenergen Corporation Limited (UK) and our company having been reasonably satisfied with their due diligence investigations of the other party that is reasonable and customary in a similar transaction; and

5.

Clenergen Corporation Limited (UK) will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

Our company had 91,023,513 common shares issued and outstanding as of November 5th, 2009, as a result of the issuance of 13,643,045 common shares in connection with the closing of the share exchange agreement. In accordance with the closing of the share exchange agreement, we have issued an aggregate of 71,141,013 shares of our common stock to current consultants, as well as the shareholders of Clenergen Corporation Limited (UK) in exchange for the acquisition, by our company, of all of the 13,643,045. As of the date of this current report, we have also issued an additional 4,232,500 shares of our common stock to consultants pursuant to consulting agreements and to stockholders pursuant to stock purchase agreements.

As of the closing date, the former shareholders of Clenergen Corporation Limited (UK) and current consultants of the company held approximately 82.81% of the issued and outstanding common shares of our company.

At the closing, 13,463,045 shares of the Company’s common stock were issued to shareholders former stockholders of Clenergen Corporation Limited (UK). On August 4, 2009, the Company issued 31,847,968 shares of the Company’s common stock to certain shareholders of Clernergen Corporation Limited (UK) in consideration for entering into the consulting agreement for providing future consulting services. As a result of this transaction, these shareholders obtained 67% of the Company’s outstanding shares and effectively gained control of the company. Therefore, the effective date of this merger is August 4, 2009, as both the share exchange and issuance of consultants’ shares were included in the same agreement.

As a result of the merger, former Clenergen Corporation Limited (UK) shareholders hold a majority of the voting interest in the Company. This transaction will be accounted for as a reverse merger, with Clenergen Corporation Limited (UK) being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer, Clernergen Corporation Limited (UK), will become the historical financial statements of the combined companies. This transaction will be accounted for as the issuance of common stock by Clenergen Corporation Limited (UK) for the net monetary assets of the Company, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the combined companies. Pre-acquisition stockholders’ equity of Clenergen Corporation Limited (UK) will be retroactively restated for the equivalent number of shares of the Company received by Clenergen Corporation Limited (UK) stockholders in the acquisition, with differences between the par value of the Company and Clenergen Corporation Limited’s (UK) stock recorded as additional paid in capital.

Because we were a shell company before our acquisition of all of the common stock of Clenergen Corporation Limited (UK), we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are a development stage company. For further details on our business, please see the section entitled “Description of Our Business” beginning on page 3.

BUSINESS

General Overview and Business Development over the Last Three Years

We were incorporated pursuant to the laws of the State of Nevada on May 2, 2005 under the name “American Bonanza Corp.”. Since our incorporation, we had been in the business of the acquisition, exploration and development of natural resource properties. We initially held the rights to one unpatented mineral claim, consisting of 25 units (each unit equaling approximately 25 acres) which were staked and recorded online as per the British Columbia Regulations as event number 4051703, tenure number 521269. We conducted our Phase I exploration program and as the results of Phase I program were not promising, management determined it was in the best interests of the shareholders to abandon the property and actively pursue another property or business on which to utilize our remaining cash assets.

On August 30, 2009, we entered into a share exchange agreement with Clenergen Corporation Limited (UK), a United Kingdom corporation, and the shareholders of Clenergen Corporation Limited (UK). The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common shares in the capital of Clenergen Corporation Limited (UK) occurred on November 5th, 2009. In accordance with the closing of the share exchange agreement, we issued 71,141,013 shares of our common stock to consultants and the former shareholders of Clenergen Corporation Limited (UK) in exchange for the acquisition, by our company, of all of the 13,643,045 issued and outstanding shares of Clenergen Corporation Limited (UK).

As of the date of this current report, we have also issued an additional 4,232,500 shares of our common stock to consultants pursuant to consulting agreements and to stockholders pursuant to stock purchase agreements.

Corporate History of Clenergen Corporation Limited (UK) and Corporate Structure

Clenergen Corporation Limited (UK) was incorporated on March 4, 2009. Clenergen Corporation Limited (UK) owns 99.99% of issued and outstanding shares of Clenergen India Private Limited, a corporation incorporated under the laws of India.

Business Subsequent to the Closing of the Share Exchange Agreement

As of the closing date of the share exchange agreement on November 5th 2009, we commenced the business of installing, owning and operating small to medium sized renewable Distributed Environmental Power Systems (DEPS) to local municipalities, manufacturers and national grids which are powered by the use of biomass produced from proprietary feedstock’s cultivated specifically for this purpose.

We intend to address the needs of a cleaner greener planet with an environmentally sound and sustainable Clean Energy Generation system, which is in compliance with and in excess of international standards for environmental protection, biodiversity, quality, safety and full traceability backed by a global management team providing a deep wealth of experience in the science, technology, finance and management of our business, as well as practical experiences of managing and investing in similar businesses in both emerging and developed markets. The company retains an extensive scientific and technology Board of Advisors of whom are consulted on each and every project the company enters into.

We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We presently do not have any arrangements for additional financing for our proposed projects, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with our plan of operations.

After significant research and development, we have developed a program to:

  produce high-density, short-rotation biomass crops on a commercial scale at a cost of production equivalent to or less than the price of coal (measure in energy terms – MMBtu) using a proprietary integrated farming model, and to produce power, steam, hydrogen, transport fuel, fertilizers, pesticides, chemicals and other important products through advanced gasification and steam technologies.

Our management recognized very early in the investment cycle of future power production platforms that a large and investable gap existed in the area of co-generation / co-gasification (of petcoke and coal), using cultivated biomass in conjunction with standard hydrocarbon fuels. In taking the unique position of approaching the issue from a plant science and plantation management perspective rather than from one of engineering, we have achieved a vital component in the future of co-gasification, the ability to deliver a standard, uniform virgin biomass on a commercial scale at regular intervals over a long period of time with a calorific value in excess of 17Mj/Kg. By blending Petcoke and coal dust with Biomass, the sulphur content is significantly reduced and allows for expansion of the power generation where such sources of supply are readily available.

This ensures that none of our power projects stand exposed to the vagaries of the market prices and supplies of feedstocks.

Introduction to Energy from Biomass

Bioenergy is renewable energy made from any organic material from plants or animals. Sources of bioenergy are called "biomass," and include agricultural and forestry residues, municipal solid wastes, industrial wastes, and terrestrial and aquatic crops grown solely for energy purposes. Biomass is an attractive petroleum alternative because it is a renewable resource that is more evenly distributed over the Earth's surface than finite energy sources, and may be exploited using more environmentally friendly technologies.

Projects Currently under Development

Our projects are grouped by geographic location. Our current and proposed projects are located in India, Ghana, Russia, Guyana, Philippines, USA, Libya and Southern Africa.

We have entered into a joint venture with Enhanced Biofuels and Technologies India Private Limited (EBTI), which is owned by Dr. and Mrs. Arumughan, and formed Biomass2Biopower Limited (Bm2Bp) for the purpose of research and development of Indigenous species of trees (Eucalyptus, Casuarinas and Vanashree), as well as developing our own pesticides and fertilizers for use on our plantations worldwide. Under controlled agronomy practices, potential yields of biomass feedstock can be increased by an additional 20-30%. BM2Bp will generate revenue from the sale of propriety fertiliser and pesticides to Clenergen’s plantation operations worldwide as well as provide Plant Science, nursery and agronomy training services from a scientific board of advisors consisting of 36 distinguished scientists from 10 Universities from USA, India and Europe . Dr Arumugam, Chief Group Science Director was a pioneer of D1 Oils Jatropha breeding programs, whereas Dr. Selvamurthy , Chief Controller of the Indian Defences Research and Development Organization (DRDO) holds the position of Chief Scientific Advisors. EBTI has agreed to transfer a lease of 250 acres of land in Tamilnadu to Bm2Bp by December 15, 2010. Bm2Bp has planted 100 acres of short rotation high density crops which will be ready for viewing as of March 2010.

India

We intend to set up two power projects simultaneously, 16MW/Hr in Tamilnadu and 64MW/Hr in Karnataka in the first phase of our operations in India.

The power plant in Tamilnadu is proposed to be located in Tuticorin which has a seaport, an airport and is located within a distance of 30Kms from the lands identified for plantations of feedstocks. As of August 31, 2009, we have leased an initial 800 acres of land in Tuticorin, Tamilnadu for cultivation of biomass feedstock for the first 16MW power plant to be installed last quarter 2010. The same lessor has agreed to an option to provide an additional 1,200 acres in the same region of which the deposit will be paid on November 30th 2009 .This represents 50% of the biomass requirement (60,000 tonnes per annum based on 40 tonnes per acre). The land has suitable water access to cultivate Beema Bamboo of which details are available on our website and business plan. We expect to close on the balance of land requirements on or before December 15th 2009.

We have contracted with existing suppliers of biomass to meet the generating requirements of the power plant from the time of its commissioning for the first 16 months until the harvests come in from the plantation lands. The power plant in Tamilnadu is slated to be in commercial operation in fourth quarter 2010. The initial supplies of biomass will be from Prosopis Julia Flora which is an evasive species of bush located throughout Southern India. The fuel specification for Julia Flora yields a calorific value of 4,000 Kcal/kg, as well as having a low moisture content and requiring minimal drying facilities in order to lower the moisture content for gasification.

We have entered into an agreement with the Madurai Kamaraj University India, to apply various plant science techniques to increase the growth potential of Clenergen’s selected biomass feedstocks. The University conducts extensive global research into biomass feedstock through its dedicated Department of BioEnergy, headed up distinguished Professor K. Mutchuchelian PhD. Sc. FNABS, FIEF. Professor Mutchuchelian is an Advisor to the Board of Clenergen India Private Limited. The University under the grant provided by Clenergen, will be expanding its bio Energy department and its curriculum for PhD students in this field. We have entered into a contract with IJM Construction Limited under which IJM Constructions has guaranteed to supply us with our required initial supply of Woodchips.

We have also entered into an exclusive license agreement for the territories of India and Sri Lanka with STAR/Arbourtech based in Brisbane, Arbourtech will supply mother stock of polyploidy Australian strains of Paulownia for cultivation in India and Sri Lanka. The license agreement guarantees a minimum of 28% increased growth from the application and does not involve genetic engineering. The species of trees supplied have been verified by both the Queensland and Brisbane Universities. The first shipment of 18,000 saplings will be delivered in March 2010 for high density trials in locations based in Tamilnadu, India

The second project for generation of 64 MW/Hr of power is proposed to be located in the State of Karnataka. The reason for the choice of Karnataka has been due to ongoing positive discussions with the Government of Karnataka for a long lease of 16,000 acres of land with river water irrigation permission. The Government of Karnataka has approached Clenergen to assist the Government in rehabilitation of the flood affected villages in Karnataka which is being undertaken on behalf of Clenergen by Clenergen Foundation. This fact has been published in the official website of the Government of Karnataka. The Government of Karnataka hopes to put lands which have not been cultivated into cultivable use which will provide a platform for the economic upliftment of the regions as the plantations lands are an excellent source for generation of employment and development of infrastructure. If our negotiations are successful, in the first phase of operations, we intend to utilize 16,000 acres of land for the cultivation of Bamboo which is sufficient to meet the generating requirements for 64MW/Hr of electricity. We are negotiating for lands located in the North West region of Karnataka within close distance to the major highway leading to the port of Mangalore. We plan to install our 64MW power plant at the port. Located nearby is a major oil refining operation owned by Mangalore Refineries and Petrochemicals Limited (MPEL of which generates 100,000 tones of Petcoke per annum. Clenergen Karnataka Private Limited is in the process of being registered as our subsidiary, to perform as a Special Purpose Vehicle (SPV) for the projects in the State of Karnataka.

We executed a long term 15 year power purchase agreement with Power Trading Corporation of India Limited (PTC) for sale of 71MW/Hr which is the quantum of power that is estimated as available for export after providing for captive consumption. The contract provides flexibility as to when the supply of power needs to commence and provides a guaranteed base price of 6 cents a KW hour and a potential sales price of 14 cents per KW hour as a result of the trading of electricity. The contract timelines commence once we apply for open access.

Other recent developments with respect to our project in India include the following:

  we have entered into a Memorandum of Agreement with Growmore Biotech of Bangalore limited, to supply 100,000 micro propagated Beema Bamboo, Paulownia and Indigenous trees located in India on a per week basis at a discount of 30% to market value. Each sapling will be uniform, disease resistant, asexual and fire retardant.

  we have leased 10 acres of land in Tiruneleli with existing foundation work suitable for use as storage space and installation of the 16MW power plant . A detailed site plan has already been submitted. The site is located off the main highway which is 40KM from the deep sea port of Tuticorin for importation of equipment. The Government of Tamilnadu has agreed to a waiver on the cost of all import duties and the Union Government has approved a 10 year income tax exemption status. Clenergen Corporation is in the process of forming Clenergen Mauritius Limited to facilitate the inward flow and repatriation of funds;

  a letter to the Minister of Revenue and Chief Minister regarding the lease of two parcels of land located in Hospot and Siruguppa, Karnataka, India.. The biomass supply will be using Beema Bamboo as the contract provides for water irrigation rights and will generate 480,000 tonnes of biomass to support 64MW per hour (balance of the 71MW contract –less 16 MW in Tuticorin) the balance of 9MW per hour will be used directly by the Power Plant;

  a signed agreement for the purchase of a 1.5MW Anaerobic Digestive Biomass Power plant, located in Salem, Tamilnadu. The site includes 10 acres of land and a 110Kv substation onsite. PTC have agreed to a 10MW per hour power purchase agreement (PPA) of which the balance of 8.5Mw will commence once we apply for open access with the Tamilnadu electricity Board;

  an engagement letter with ICICI Securities (India’s # 1 merchant bank) to prepare Clenergen India Private Limited for a public floatation on the SENSEX stock market on or before March 2010. The Company intends to raise $171,000,000 in debt financing (equipment and plantation management) and $65,000,000 in equity financing;

  A written offer from the Export Import Bank of India advising Clenergen to the availability of a  $150,000,000 line of credit for the import of machinaries and capital equipment;

  An official communication was delivered directly to the Minister of State for Defence regarding the  installion of two demonstration Biomass power plants at military installations located in India along with military lands for cultivation of feedstock. Under the guidelines of the  Offset Banking (DDP/206/2008) the offer is subject to the  approval of  the Defense Offset Facilitation Authority (DOFA);

  the license and R & D agreement with STAR and Arbourtech for the licensing of the Polyploidy technology which will guarantee a 28% yield on the growth of Paulownia originating from strains located in Australia under an exclusive arrangement for cultivation in India and Sri Lanka;

  A written offer from Techno Bio Power Limited, West Bengal, to install 3 x 8 MW per hour Biomass Power plants at their mill facilities in West Bengal.

We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

We presently do not have any arrangements for additional financing for our proposed projects, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with our plan of operations.

Ghana

Clenergen has conducted a detailed feasibility study regarding the cultivation of Beema Bamboo in Ghana for the purpose of increasing the domestic supply of electricity to the National Grid, as well as supplying an uninterrupted supply of renewable electricity to the large mining operations under a land reclamation and remediation program. Such mining operations no longer receive subsidies for the supply of electricity which has resulted in acute shortages and pricing in excess of 22 cents per KW hour.

We will require additional financing in order to enable us to proceed with our plan of operations and our proposed projects. These cash requirements are in excess of our current cash and working capital resources. Accordingly, we will require additional financing in order to continue operations and to proceed with our proposed projects. There is no assurance that any party will advance additional funds to us in order to enable us to sustain our plan of operations.

We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

Guyana

We have entered into a 5,000 acre sub lease with Georgia Caribbean International Limited (GCI) who are located in Guyana (South America). We retain the right to sub lease an additional 145,000 acres of contiguous savannah lands located next to the river port with full barge loading facilities to export from the port. GCI selected Guyana after reviewing 29 other countries for the cultivation of Paulownia. They have developed an elite strain which is suitable for tropical climates. We will apply Tree Adaption process to the Guyana mother stock in order to increase the growth by up to 40%, as well as conduct trials on Beema Bamboo in this region. Spacing trials of 1,000 and 2,000 trees per acre have already commenced. The cost per tonne delivered to the port is projected be at a very competitive price for export to the UK and USA markets. We have consulted with several major coal fired and Biomass power plants located in Europe who are currently placing order over the next 4 years for 6 million tonnes of wood chips of which the current commodity price index provide a clear indication between the shortage of supply and demand.

Clenergen is in the early stages of testing its wood chips with proven gas to liquid technology in view of possibly licensing this technology for installation in Guyana for future expert of ASTM standard transport fuels to the USA.

Russia

We have received an offer from the Russian Society of Biotechnologists to install a 4.5 MW per hour biomass power plant in Sochi, Russia in view of supply electricity to the Sochi Winter Olympics in February 2014. We will be provided with a Power Purchase Agreement (PPA) from the Dumas as well as be an official Olympic Sponsor of the Winter Olympic games.

Philippines

Clenergen has submitted an unsolicitated proposal to National Power Corporation (NPC) President, Mr Froilan Tampinco, to supply 1 and 2 MW Biomass Power Plants to be installed on certain small islands as designated by NPC. NPC owns and operates the transmission lines on a majority of the islands of the Philippine where the supply of diesel (for power generation) is unreliable and cost prohibitive.

Biomass / Feedstock Type, Supply and Source

Our scientific Tree Adaption Process is applied to strains of tree species, where plant stock is genetically pre-screened for specific chromosomes. Once identified, the selected trees are entered into an active breeding program. This process enables the creation of duplicate sets of chromosomes, where the gene clusters are bred specifically to adapt to certain environmental or physical conditions, resulting in a 23-40% increased growth rate. We have licensed this technology and hold exclusive rights in certain territories to this technology.

A unique feature of our business model is the application of the Tree adaptation process on the proprietary feedstock plants. We have identified two fast growing species of tree and another species of Grass to which we applied a proprietary

Tree Adaption Process for rapidly increasing its growth rate by 28% to 40%, for the purpose of producing an economically viable source of feedstock/biomass for generating a renewable source of electricity.

One is a species of Grass named `Beema Bamboo’ which has been developed and test planted for our company by our partner Growmore Biotech Limited, Hosur, Tamilnadu. Results, which have been validated, indicate a yield of over 60 MT per acre after 4 years of cultivation on a planting density of 1,000 plants per acre and a system of irrigation to provide the water. The harvestable yield is available from the second year of its plantation (averaging 20 tones) and the greatest benefit this species can provide is its ability to sprout an average of 10 shoots every year from the third year of its plantation yielding a biomass of over 60 MT per acre annually. The life of this species of Bamboo can be well considered as perennial with a life span of over 50 years. Beema Bamboo can be grown in a variety of soil conditions where fertilization can supplement the nutrients needed for its growth. Ideally, a wet tropical climate is the most suitable for its growth.

The second species of trees native to China and parts of Asia called `Paulownia’. One of our directors has specialized in plantations of this species of trees since 1991 and has over 2,000 acres in Guyana under cultivation. As a result of breeding, the Guyana plantation has developed an elite strain of Paulownia which offers excellent mother stock for our projects in India as well as Ghana. Extensive research has been done on this species of trees and validated records indicate that this tree can potentially yield a biomass equivalent of over 50 MT every year. The tree can be coppiced at least 8 times which means that for 9 years no re-plantation is required and the tree would re-grow back from its stump with multiple shoots being generated from its first coppicing. Upon completion of the Tree Adaption Process, the company will be in a position to file Plant Breeding Rights as we will have created a new tree which will be referred to as “Majestica”. Paulownia only requires 4 liters of water every 1-2 days.

The third species of tree is a clone from the “Neem Family” and is native to India. We refer to this tree as “Vanashree”. It can be cultivated in any type of soil condition and like Paulownia it does not require more than 4 liters of water per day. The tree grows to 40 feet high by year 2 and each tree weighs on average 85kg. Based on a density of 1,700 trees per acre, the tree will yield 156 tonnes of wet biomass every 2 years and can be coppiced 5 times over a 10 year period. The moisture content is higher than Paulownia and Beema Bamboo, however after drying, we project an average yield of 44 tonnes per annum.

We have tested the biomass of these species for their thermal characteristics and gasification efficiency and both have proven to be highly graded biomass materials with calorific values of between 4,000 and 5,000 Kcal/Kg.

In addition to the yields of biomass available from traditional cultivation when applying plant science to the mother stock of Paulownia and Vanashree through a process named polyploidisation, there is a rapid increase in the rate of growth of the trees that results is an increased yield of biomass per acre after 12 months from its application.

Our application of polyploidy technology to selected strains of tree species is achieved through a selective breeding process where plant stock is genetically pre-screened for specific polyploidy chromosomes. Once identified, the selected trees are entered into an active breeding program. This process enables the creation of “adaptive polyploids” or plants with duplicate sets of chromosomes, where the gene clusters are bred specifically to adapt to certain environmental or physical conditions (genomic architecture through breeding). Quite simply, the tree (itself a solar system through the process of photosynthesis) grows leaves (solar panels) which are 50% larger than a standard variety of the same tree species, thereby enabling it to more efficiently collect solar energy and CO2 and, accordingly, grow more rapidly. This optimization results in a 30-40% increase in the normal growth rate of the tree. Further, no genetic engineering is utilized, as polyploidy is a naturally occurring evolutionary event. Re-applying this technology annually to selected mother stock from the hybrid planting material (continuing the breeding process through selection), results in a continuous scientific cycle of increased growth rates although at a lesser extent annually as the process matures.

Importantly, the resulting enhanced photosynthetic process enables the trees to consume larger quantities of carbon creating a carbon “sink” as they grow faster and more efficiently produce and release oxygen into the atmosphere. Polyploidisation is a scientific process first discovered in the 1970s which is well established in the agri-food business, having been successfully used to encourage faster rates of growth in common crops such as corn, wheat, barley, rice sugarcane, cotton and sorghum. The technology has only recently been applied to the forestry industry the successful application of which has increased the biomass yield and shortened growing times in eucalyptus, willow, and poplar tree varieties. Once applied to the Paoulownia mother stock, a new species is created of which we have named “Marjestica” and we will retain all the Intellectual Property and Plant Breeding Rights to this new species of Paulownia.

Our company and Growmore Biotech Limited have entered into an agreement under which Growmore Biotech Limited will apply the polyploidisation process on the mother stock of Paulownia supplied from Guyana. This mother stock will be supplied by both our company and Growmore Biotech. Growmore Biotech will also carry out tests in association with the Madurai Kamaraj University to determine the most suitable process and agronomical practices to yield an additional 28% upwards per acre on special strains of Paulownia in the first stage and Bamboo in the second stage. Growmore Biotech will also provide micro propagated saplings of its elite strain of Beema bamboo for mass cultivation in Tamilnadu and Karnataka, as well as polyploidy mother stock of Marjestica for its plantations in Ghana and Guyana. Growmore Biotech employ over 100 full time biotechnologists and can produce 200,000 micro poropogated, asesxual, disease resistant saplings per week. Pursuant to the terms of the agreement, we are required to pay Growmore Biotech per micro propagated plan that they supply and issue an aggregate of 1,000,000 restricted shares of our common stock in exchange for a 30% discount on the price of each sapling produced.

We have also entered into a License and Research and Development Agreement with Star Biotechnology Limited and Arbour Technologies Limited, Brisbane Australia in view of supplying polyploidy mother stock of Paulownia for field trials on 3 parcels of land in Tamilnadu, India. Pursuant to the agreement, we have been granted an exclusive license for the process and know-how for the modification of Paulownia strains supplied by Arbour Technologies for use in power generation solely in India and Sri Lanka (Please see exhibits 1 for copies of the agreements). Arbour laboratories are a leading organization in the field of polyploidisation and their work has been verified by the Queensland and Brisbane Universities to quantify the increased growth of its Paulownia as a result of applying the polyploidy process.

Gasification Technology

Pyrolysis gasification is a chemical combustion process by which hydrocarbons or organic materials are converted into gas using a large reactor or “cracker”, combining high levels of heat and pressure with low oxygen levels and steam.

Electricity is generated from the use of proven gasification technology which disintegrates the biomass and releases syngas which provides the source of power for gas turbine generators or can be burned to erase all tar and release steam as a source of power for steam turbine generators, depending upon the technology chosen. Its high levels of efficiency and energy conversion creates a consistent source of electricity production without generating any carbon emissions from the process. As a result, the fossil fuel displacement value of the energy produced generates a carbon emission credit (CERs), which the value of such can be applied towards offsetting the cost of production.

We have sourced and identified and tested efficient system of power generation using gasification technology and power generation through both gas and Steam Turbine Generators from various manufacturers located in India, Europe, USA and South Africa. Working and proven installations exist worldwide (including Sassol in South Africa) which are operating efficiently. The technology chosen has a modular design Units of 2-, 4 or 8MW create the most efficient economies of scale and its modular design allows for the scale up of projects based on an increased supply of Biomass and can be installed within a 13-16 month period.

The technology is not subject to the climatic variables associated with wind and solar projects and therefore can generate renewable electricity on a consistent basis, all through the year without any dependence on sunlight, wind and on nature, in general and without the hazards of radiation, a permanent threat in nuclear fission technology. The capability of gasification to displace coal combustion, natural gas and petroleum is a major incentive for Governments in developed and developing nations to rapidly deploy this proven technology. South Africa, Finland, Sweden and Norway have demonstrated successfully over the last 50 years, the benefits of the deployment of gasification technology.

In addition to the above, since gasification produces a syngas of hydrogen and carbon monoxide, it is the only conventional energy technology (besides nuclear fission) capable of producing the massive quantities of hydrogen that would be required to convert all or a major portion of the world’s transportation fleet from gasoline and diesel fuel to hydrogen in the future.

The Company has received an unsolicited offer to license  1MW and 3MW P/h gasification power plants from two Indian based manufacturers who currently have over 100  installations operational in India  and overseas.

Background on Biomass fuelled Gasification

In 2004, The Gasification Technologies Council (www.gasification.org) identified 385 commercial scale gasifiers in use globally in 27 different nations on four continents. With names such as General Electric, Siemens, Sasol, Sembcorp Industries and Foster Wheeler all involved in gasification technology or gasification projects, the technology is well established, proven and highly refined. Last year, Sembcorp Utilities (the Govt. of Singapore’s industrial conglomerate -utilities division) opened their $200M Wilton, UK, wood fuelled electricity generation plant.

In 2006, global electricity production through biomass fuelled gasification was estimated to be in excess of 60 GWs, with Germany, Holland, Hungary, Poland and Spain showing extraordinary expansion of the technology (due to EU Renewable Energy Directive) and China, fast becoming a significant player.

In the United Kingdom, large scale coal fired power plants are integrating up to 25% biomass in order to reduce their carbon footprint; in conjunction with expansion into 100% biomass supplied Power Plants. Over 300MW per hour Biomass power plants are scheduled to be operational within the next 3 years.

Market Analysis

Merrill Lynch estimates that at the end of 2007, the global power shortage was 350 Gigawatts (350k MW), with almost 1/3 of that coming from India alone. They further project that figure to rise to 1 Terawatt by 2018. The International Energy Agency (IEA) has also predicted that global energy demand will rise by 60% by 2030. This equates to 4,800 GW of new generating capacity, 2,000GW of which will be needed in OECD alone, largely to replace legacy coal and nuclear generating plants.

Major Customers

We plan to commence full scale operation of the 1.5MW facility in Tuticorin, Tamilnadu in December 2009. Power Trading Corporation of India Limited has agreed to expand our existing 71MW P/h contract by an additional 10 MW P/h. In 2010, we will be supplying 1.5MW P/h with an estimated net profit of $600,000. The plant will be upgraded to 10MW P/h on 2010. The by –product from the biomass power plant is compost, which can be converted into a high quality manure and used as fertilizer on the plantation projects we have identified in India.

Competition

The alternative energy industry is widespread and highly competitive. Numerous entities in the United States and around the world compete with our efforts to produce process and distribute energy from renewable resources, including ethanol, biodiesel and biomass. We face, and expect to continue to face, competition from entities to the extent that they develop products similar or identical to ours. We also face, and expect to continue to face, competition from entities that provide alternative energy solutions from renewable resources other than biomass, such as solar, hydro and wind energy producers.

Because many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we do, we may face strong competition in bringing them to market in a cost-effective and timely manner.

We are a development stage company that plans to engage exclusively in the production, processing and distribution of electricity created from biomass. To date, we have not yet completed the construction of our biomass production facilities, except for the 1.5MW P/h power plant scheduled for 24/7 operations in December 2009. Consequently, we may have difficulty competing with larger, more established producing companies. These companies have much greater financial, technical, research, marketing, sales, distribution, service and other resources than us. Moreover, they may offer broader product lines, services and have greater name recognition than we do, and may offer discounts as a competitive tactic.

The technologies for producing electricity from biomass and for commercializing those technologies are evolving. Technological developments may result in our products and/or processes becoming obsolete before we commence production. If we are unable to commence production and processing of our products before our competitors, we will be adversely affected. Moreover, any products and technologies that we may develop may be made obsolete by less expensive products or technologies that may be developed from our competitors in the future.

Compliance with Government Regulation

In each region where we plan to install a Biomass Power Plant, we are required to enter into an agreement with the State Electricity Board in order to gain “Open Access” to the grid. On average, the charge for Open Access is 0.05% of the volume of electricity produced. Under current statutory laws on India, our company will benefit from a waiver of import duties on equipment imported for the projects as well as a 10 year tax free “holiday”.

Subsidiaries

As of to date, we do not have any subsidiaries other than as described below.

Company Name	Place of Incorporation	Percentage Ownership	Direct Parent Corporation
Clenergen Corporation Limited (UK)	United Kingdom	100%	Clenergen Corporation
Clenergen India Private Limited	India	99.99%	Clenergen Corporation Limited (UK)
Clenergen Biopower Corporation	Florida, USA	19%(1)	Clenergen Corporation

(1) Mark Quinn and Jessica Hatfield each own 16% of Clenergen Biopower Corporation.

Clenergen Foundation Trust

Business has the power to benefit local and global communities and to this end we have formed The Clenergen Foundation, an independent trust dedicated to social health, education, conservation and long-term rural development.

Regional Focus

Clenergen's immediate goal is to assist and inspire individuals and organizations to preserve natural resources at a local level, building a collective environmental awareness among people of all economic backgrounds for a more sustainable future. To facilitate this, each region will have its own Foundation set up locally. The foundation is managed under the direction of Jessica Hatfield, Executive Vice President of Clenergen Corporation.

The first not for profit independent trust is dedicated to education and research in conservation and sustainable development and is engaged in three active programs:

1.	Tamilnadu Medical camps(India)

Small medical mobile centre in the Tamilnadu region, servicing the plantation work force local villages in various communities across the region under the supervision of Dr T.S Regimon.

Once Clenergen commences commercial operation of its first 16MW biomass power plant (scheduled for the last quarter 2010), the company intends to install a permanent medical centre to provide medical services for plantation workers, power plant operators, their families and local villagers.

2.	JAT-in-a-Box Project (Africa)

Revitalizing unwanted land through the cultivation of Jatropha Curcus Lynn seeds, creating valuable employment and a sustainable source of biomass feedstock for the Clenergen business. Clenergen supplies all the requirements to cultivate one Hectare of Jatropha, including elite breed seeds, pesticides, fertilizer, growing medium, tools and an agronomy manual. Once emptied, each box can be turned into a fully functional beehive, providing beeswax and honey to supplement the local community’s income.

3.	Stingless Bee Honey Project for the Amazon Rainforest Dwellers

The Stingless Beekeeping project offers a sustainable and rewarding income stream to the Caboclos Forest Dwellers in the Amazon region, reducing the need to leave the region and live in urban slums.

Employees

Currently, we have 44 employees. We do not expect any material changes in the number of employees over the next 12 month period.

We engage contractors from time to time to consult with us on specific affairs or to perform specific tasks.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark, however we have filed for the trademark of “Clenergen” on a global basis.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

Risks Related to our Business

We have incurred net losses since commencing business and expect losses to continue for the foreseeable future.

We have had no revenues to date. Clenergen Corporation Limited (UK) had a net loss of $3,891,123 for the period from October 27, 2005 (date of inception) to October 31, 2008. As the commercialization of power from biomass is a new business, we may experience problems, difficulties, complications and delays typical for companies such as ours. We expect to show a substantial net loss for the year ended October 31, 2009. As from December 2009, the 1.5MW P/h anaerobic digestive biomass power plant we expect to net a minimum of $600,000 per annum, which will be sufficient to sustain the labor and overhead costs of the company.

Our ability to continue as a going concern is in substantial doubt.

The ability of our company to continue as a going concern is in substantial doubt and is dependent on achieving profitable operations, commercializing our biomass production technology and obtaining the necessary financing in order to develop this technology. The outcome of these matters cannot be predicted at this time. Our future operations are dependent on the market’s acceptance of our products in order to ultimately generate future profitable operations, and our ability to secure sufficient financing to fund future operations. There can be no assurance that our products will be able to secure market acceptance. Management plans to raise additional equity financing to enable our company to complete our development plans. However, there can be no assurance that we will be successful in raising additional financing. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties.

We have a limited operating history, which makes it difficult to evaluate our financial position and our business plan.

We are an early stage company that has conducted limited operations to date. Accordingly, there is a limited operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. We may not be able to generate revenues or sufficient revenues to become profitable. In addition, we may never commence significant operations or, if we do, we may not be able to generate sufficient revenues to become profitable.

We may need to obtain a significant amount of additional debt and/or equity capital to commence building and commercialization of the plants described in this report, which we may not be able to obtain on acceptable terms or at all.

We will require additional capital to fund our business and development plan, including the development and/or construction of our Biomass/Gasification plants. In addition, once these plants have been constructed, we will have to fund the start-up operations of these plants until, if ever, the plants generate sufficient cash flow from their operations. We may also encounter unforeseen costs that could also require us to seek additional capital. As a result, we expect to seek to raise additional debt and/or equity funding. The full and timely development and implementation of our business plan and growth strategy will require significant additional resources, and we may not be able to obtain the funding necessary to implement our growth strategy on acceptable terms or at all. An inability to obtain such funding would prevent us from constructing any Biomass/Gasification plants. Furthermore, our construction strategy may not produce revenues even if successfully funded. We have not yet identified the sources for the additional financing we require and we do not have commitments from any third parties to provide this financing. We might not succeed, therefore, in raising additional equity capital or in negotiating and obtaining additional and acceptable financing. Our ability to obtain additional capital will also depend on market conditions, national and global economies and other factors beyond our control. We might not be able to obtain required working capital, the need for which is substantial given our business and development plan. The terms of any future debt or equity funding that we may obtain may be unfavorable to us and to our stockholders.

We have limited financial and management resources to pursue our growth strategy.

Our growth strategy may place a significant strain on our management, operational and financial resources. We have negative cash flow from operations and continue to seek additional capital. We will have to obtain additional capital either through debt or equity financing to continue our research and development strategies and the commercialization of our technologies. There can be no assurance, however, that we will be able to obtain such financing on terms acceptable to our company.

If we raise additional funds through the issuance of equity or convertible securities, these new securities may contain certain rights, preferences or privileges that are senior to those of our common shares. Additionally, the percentage of ownership of our company held by existing shareholders will be reduced.

We will be dependent on third parties for expertise in the design and construction of our Biomass/Gasification plants and any loss or impairment of these relationships could cause delay and added expense. In addition, we currently have no binding definitive construction agreements with such parties and their failure to perform could hinder our ability to generate revenues.

The number of engineering and construction firms with the necessary expertise to design and build Biomass/Gasification plants and their available capacity is limited. We will be dependent on our relationships with third parties for engineering and construction expertise. Any loss of, or damage to, these relationships, particularly during the construction and start-up period for the plant(s), may significantly delay or even prevent us from commencing operations at these facilities and result in the failure of our business. The time and expense of locating new consultants and contractors could result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and significantly damage our competitive position in the industry. The company has secured local supplies of wood chips to offset any shortfall in supply of wood chips from designated feedstock plantations, thereby eliminating the risk of not having feedstock to produce electricity.

We will be highly dependent upon contractors to design and build our Biomass/Gasification plants. We have not yet negotiated or executed definitive design-build agreements with any party and there is no assurance that such agreements will be executed in a timely manner or at all. If we do not execute definitive, binding design-build agreements with third parties, or if any such third party terminates its relationship with us after initiating construction, there is no assurance that we would be able to obtain a replacement general contractor.

We will be required to hire and retain skilled technical and managerial personnel.

Personnel qualified to operate and manage our future plants are in great demand. Our success depends in large part on our ability to attract, train, motivate and retain qualified management and skilled employees, particularly managerial, technical, sales, and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain the highly-trained managerial and technical personnel may have a negative impact on our operations, which would have a negative impact on our future revenues. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect our company.

We are dependent upon our officers for management and direction, and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our officers for execution of our business plan. The loss of any of our officers could have a material adverse effect upon our results of operations and financial position. We do not maintain “key person” life insurance for any of our officers and will be implementing a D&O Insurance policy. In January 2010, Mr. Mike Starkie, (currently Chief Accounts Officer for BP) will be joining Clenergen as President of Global operations. The loss of any of our officers could delay or prevent the achievement of our business objectives.

Construction delays or defects could result in delays in our proposed future production and sale of energy from Biomass and negatively affect our operations and financial performance.

Construction projects often involve delays for a number of reasons including delays in obtaining permits, delays due to weather conditions, or other events. Also, any changes in political administrations at each level that result in policy changes towards energy produced from Biomass could also cause construction and/or operation delays. If it takes us longer to construct our proposed plants, our ability to generate revenues could be impaired. In addition, there can be no assurance that defects in materials and/or workmanship will not occur. Such defects could delay the commencement of operations of the plant or cause us to halt or discontinue the plant’s operation or reduce the intended production capacity. Halting or discontinuing plant operations could delay our ability to generate revenues.

Our proposed plant sites, including our future plants, may have unknown environmental problems that could be expensive and time consuming to correct which may delay or halt plant construction and delay our ability to generate revenue.

Liability costs associated with environmental cleanups of contaminated sites historically have been very high as have been the level of fines imposed by regularity authorities upon parties deemed to be responsible for environmental contamination. If contamination should take place for which we are deemed to be liable, potentially liable or a responsible party, the resulting costs could have a material effect on our business. This risk is mitigated by our program of supplying organic fertilizer and pesticides to each location where we are cultivating trees and/or bush for the purpose of Biomass.

We may encounter hazardous conditions at or near each of our proposed facility sites that may delay or prevent construction or operation of a particular facility. If we encounter a hazardous condition at or near a site, work may be suspended and we may be required to correct the condition prior to continuing construction or further production. The presence of a hazardous condition would likely delay or prevent construction of a particular facility and may require significant expenditure of resources to correct the condition. If we encounter any hazardous condition during construction, estimated sales and profitability may be adversely affected.

Changes in environmental regulations or violations of the regulations could be expensive and hinder our ability to operate profitably.

We are and will continue to be subject to extensive air, water and other environmental regulations and will need to maintain a number of environmental permits to construct and operate our future plants. If for any reason, any of these permits are not granted, construction costs for the plants may increase, or the plants may not be constructed at all. Additionally, any changes in environmental laws and regulations could require us to invest or spend considerable resources in order to comply with future environmental regulations. Violations of these laws and regulations could result in liabilities that affect our financial condition and the expense of compliance alone could be significant enough to reduce profits.

Our strategic alliances may not achieve their goals.

We expect to partially rely on strategic alliances for development contracts, assistance in research and development and marketing expertise. Even if we are successful in forming these alliances, they may not achieve their goals.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in

stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Other Risks

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

Over the next twelve months, we plan to expand the existing 1.5MW Biomass power plant in Salem, Tamilnadu to 10MW per hour. During the calendar years 2011-2013, we intend to have installed a 26MW Biomass power plant (in units of 8MW installations) located 40 KM from the port of Tuticorin, India.

Over the next 12 months, we anticipate that we will incur the following operating expenses:

General, Administrative and Corporate Expenses	$600,000

Professional fees	920,000

Plantation set up cost in Guyana (5000 acres)	8,000,000

Clenergen Corporation Promoters contribution to Indian Flotation	10,000,000

16MW Biomass power Plant (Tuticorin, Tamilnadu)- deposit	1,200,000

Plantation set up cost (4000 acres Beema bamboo in Tamilnadu)	1,800,000

Licensing fee for Polyploidy technology	500,000

Total	$23,020,000

Estimated expenses over the next twelve months are approximately $23,020,000. We expect to receive a minimum of $600,000 net profit from the 1.5MW Biomass Power Plant in Salem, Tamilnadu, India. We will need additional funds to meet our working capital requirements over the twelve month period ending October 31, 2010. We anticipate that we will have to raise additional funds through private placements of our equity securities and/or debt financing to complete our business plan. We are currently in negotiations to raise the required funds through our majority controlled subsidiary, Clenergen India Private Limited. There is no assurance that the financing will be completed as planned or at all. We have not yet been successful raising the funding necessary to proceed with our business plan.

Purchase of Significant Equipment

Other than as set out below, we do not intend to purchase any significant equipment over the next twelve months. We intend to set up two power projects simultaneously, 16MW/Hr in Tamilnadu in the year 2010 and 64MW/Hr (in units of 8MW installations) in Karnataka in the years 2011 – 2013 in the first phase of our operations in India.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties and co-founders of the company.

Results of Operations of Clenergen Corporation Limited (UK) for the years ended October 31, 2008 and 2007 and the period from October 27, 2005 (Inception) to October 31, 2008

The following summary of the results of operations of Clenergen Corporation Limited (UK) should be read in conjunction with its audited financial statements for the years ended October 31, 2008 and 2007 and the period from October 27, 2005 (Inception) to October 31, 2008.

		Year Ended				Period from
		October 31				October 27, 2005
						(Inception) to
						October 31, 2008
		2008		2007
Revenue	$	Nil	$	Nil	$	Nil
Operating Expenses		$972		$732,456		$3,891,123
Net Loss from
Operations		$(972)		$(732,456)		$(3,891,123)

Revenues

We have not earned any revenues since our inception. We expect to be earning revenues from the 1.5MW Biomass power plant as of December 1st 2009. Estimated monthly revenue will be $70,000 per month. We do not anticipate other earning revenues in 2010, except in the event we enter into Joint venture agreement and/or the sale of saplings, fertilizers and pesticides

Operating Expenses

Clenergen Corporation Limited’s (UK) operating expenses for the years ended October 31, 2008 and 2007 and the period from October 27, 2005 (Inception) to October 31, 2008 are outlined in the table below:

	Year Ended		Period from
	October 31		October 27, 2005
			(Inception) to
			October 31, 2008
	2008	2007
Research and Development	$175	$295,831	$2,275,043
General and Administrative	$797	$436,624	$1,616,080

The decrease in operating expenses for the year ended October 31, 2008, compared to the same period in fiscal 2007, was mainly due to a decrease in research and development expenses and general and administrative expenses.

Liquidity and Financial Condition of Clenergen Corporation Limited for the Years Ended October 31, 2008 and 2007

Cash Flows

		Year Ended October 31, 2008		Year Ended October 31, 2007		Increase / (Decrease)
Net Cash Used in Operating Activities		$(33,132)		$(905,157)		$872,025
Net Cash Used in Investing Activities	$	Nil	$	Nil	$	Nil

Net Cash (Used In) Provided by Financing Activities	$(861,187)	$1,220,505	$(2,081,692)
Effect of Exchange Rate on Cash	$894,302	$(315,412)	$1,209,713
Net Decrease in Cash	$(18)	$(64)	$46

As of October 31, 2008, our total assets were $13 and our total liabilities were $3,460,013 and we had a working capital deficit of $3,460,000. Our financial statements report a net loss of $972 for the year ended October 31, 2008, and a net loss of $3,891,123 for the period from October 27, 2005 (date of inception) to October 31, 2008.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through equity offerings and loan transactions.

Results of Operations of Clenergen Corporation Limited (UK) for the nine months ended July 31, 2009 and 2008

The following summary of the results of operations of Clenergen Corporation Limited (UK) should be read in conjunction with its unaudited financial statements for the nine months ended July 31, 2009 and 2008.

		Nine Months Ended
		July 31
		2009		2008
Revenue	$	Nil	$	Nil
Operating Expenses		$948,694		$972
Net Loss from Operations		$(948,694)		$(972)

Revenues

We have not earned any revenues since our inception. We expect to be earning revenues from the 1.5MW Biomass power plant as of December 1st 2009. Estimated monthly revenue will be $70,000 per month. We do not anticipate other earning revenues in 2010, except in the event we enter into Joint venture agreement and/or the sale of saplings, fertilizers and pesticides

Operating Expenses

Clenergen Corporation Limited’s (UK) operating expenses for the nine months ended July 31, 2009 and 2008 are outlined in the table below:

	Nine Months Ended
	July 31
	2009	2008
Research and Development	$700,823	$175
General and Administrative	$247,871	$797

The increase in operating expenses for the nine months ended July 31, 2009, compared to the same period in fiscal 2008, was mainly due to an increase in research and development expenses and general and administrative expenses.

Liquidity and Financial Condition of Clenergen Corporation Limited for the Nine Months Ended July 31, 2009 and 2008

Cash Flows

	Nine Months Ended July 31, 2009	Nine Months Ended July 31, 2008	Increase / (Decrease)
Net Cash Used in Operating Activities	$(856,260)	$(33,132)	$(823,128)

Net Cash Used in Investing Activities	$(6,670)	$	Nil	$(6,670)
Net Cash Provided by (Used In) Financing Activities	$958,835		$(861,187)	$1,820,023
Effect of Exchange Rate on Cash	$(70,244)		$894,302	$(964,546)
Net Decrease in Cash	$25,662		$(18)	$25,679

As of July 31, 2009, our total assets were $95,398 and our total liabilities were $846,474 and we had a working capital deficit of $767,039. Our financial statements report a net loss of $948,694 for the nine month period ended July 31, 2009.

We have suffered recurring losses from operations. The continuation of our company is dependent upon our company attaining and maintaining profitable operations and raising additional capital as needed. In this regard we have raised additional capital through equity offerings and loan transactions.

Critical Accounting Policies

Principles of Consolidation

The consolidated financial statements of Company include the accounts of Clenergen Corporation Limited and its wholly-owned subsidiary, Clenergen India Private Limited. All significant intercompany balances and transactions have been eliminated.

Income taxes

Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Research and development

Research and development costs are charged to operations as incurred and include direct costs of research scientists and materials and an allocation of other core scientific services.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company’s assets and liabilities have been translated using the exchange rate at the balance sheet date. The weighted average exchange rate for the period has been used to translate expenses. Translation adjustments are reported separately and accumulated in a separate component of equity (comprehensive income (loss).)

Comprehensive income (loss)

Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles in the United States of America are included in comprehensive income but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders' equity. The Company's other comprehensive income is comprised of foreign currency translation adjustments. Comprehensive income is reported by the Company in the consolidated statements of stockholders’ deficiency.

PROPERTIES

Executive Offices

As of the date of this current report, our executive, administrative, and operating offices are located at Bath House, 8 Chapel Place, London, EC2A 3DQ (UK). We lease approximately 800 square feet at a cost of $1,700 per month. We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

The company retains an office in Chennai under the lease of Clenergen India Private Limited, which is located at 31A Cathedral Garden Road, Chennai 600 035, India, at a cost of $600 per month.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 5th 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers, following completion of all share issuances described herein. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mark Quinn Bath House, 8 Chapel PL London EC2A 3DQ	15,799,744	17.36%
Jessica Hatfield 45 Gunton Road Upper Clapton London ES 9JT	15,799,744	17.36%
Dr. Arvind Pandalai 250 Defencse Colony Hal State 11 First Main Banglore 560039 Karnatak, India	5,000,000	5.49%
Robert Kohn 6165 NW 123 Lane Coral Springs, FL 33076	3,000,000	3.30%
David Sonnenberg PO Box 954 Honeydew 2040 SO	750,000	0.82%
Dale Shepherd 1004 Shenandoah Road Lexington VA 24450 USA	750,000	0.82%
Mike Starkie 1 St James Square London UK SW1Y 4PD	2,000,000	2.20%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mid Queensland Woodworks Inc c/o: Jack Dickey Mid Queensland 1217 Bells Ferry Road NE Rome, GA 30161	1,000,000	1.10%
Directors and Executive Officers as a Group	44,099,488	48.45%
V. Ravikanth TC 5/1025 Hridya, Chavadimukku Sreekariyam, Trivandrum India	4,600,000	5.05%
Rootchange Limited(2) 14 Chester Street London SW1X 7BB	5,865,175	6.44%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 5th , 2009 there were 91,023,513 shares of our company’s common stock issued and outstanding.

(2)	Rootchange Limited is controlled by Mark Quinn and Jessica Hatfield.

Change in Control

In accordance with the closing of the share exchange agreement on November 5, 2009, we have issued an aggregate of 71,141,013 shares of our common stock to current consultants, as well as the shareholders of Clenergen Corporation Limited (UK) in exchange for the acquisition, by our company, of all of the 13,643,045 shares of Clenergen Corporation Limited (UK). As of the date of this current report, we have also issued an additional 4,232,500 shares of our common stock to consultants pursuant to consulting agreements and to stockholders pursuant to stock purchase agreements.

As of the closing date, the former shareholders of Clenergen Corporation Limited (UK) and current consultants of the company held approximately 82.81% of the issued and outstanding common shares of our company.

At the closing, 13,463,045 shares of the Company’s common stock were issued to former stockholders of Clenergen Corporation Limited (UK). On August 4, 2009, the Company issued 31,847,968 shares of the Company’s common stock to certain shareholders of Clernergen Corporation Limited (UK) in consideration for entering into the consulting agreement for providing future consulting services. As a result of this transaction, these shareholders obtained 67% of the Company’s outstanding shares and effectively gained control of the company. Therefore, the effective date of this merger is August 4, 2009, as both the share exchange and issuance of consultants’ shares were included in the same agreement.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors, executive officers and key employees of our company. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our subsidiaries are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mark Quinn	President, Chief Executive Officer.	49	March 16, 2009
Jessica Hatfield	Executive Vice President	51	March 16, 2009
Dr. Arvind Pandalai	Non Executive Group Chairman and Director	60	November 5, 2009
Robert Kohn	Non Executive Vice Chairman and Director	63	November 5, 2009
David Sonnenberg	Non Executive Director	58	November 5 2009
Mike Starkie	Non Executive Director	63	November 5 2009
Jack Dickey	Non Executive Director	60	November 5, 2009
Dale Shepherd	Chief Financial Officer and Director	60	November 5 2009

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mark LM Quinn, President, Chief Executive Officer, and Director

Mark has extensive international business experience in South East Asia (particularly in India and the Philippines), Russia, Middle East and Africa. Mark has negotiated a number of commercial contracts with government agencies in those regions. In September 2005, Mark become the Managing Director of Enhanced Biofuels & Technologies Limited and developed a marketing program for the introduction of a renewable emulsified diesel fuel (RED), in conjunction with the development of a sustainable supply chain of crude vegetable oil from Eastern Europe and Russia. Working in conjunction with the Saudi offset accreditation program and the international carbon trading market to support the sale of renewable fuel and technology produced in Saudi Arabia. He also set up laboratory facilities in India for research and development of Algae Biomass as a viable source of non edible vegetable oils for use in the production of biofuels.

From 2003 to 2005, Mark worked with David Sonnenberg and founded D1 Oils PLC, developing D1 into the global market leader in biodiesel. Mark and the other founders of D1 successfully listed the company on the Alternative Investment Market in October 2004, raising £30 million in funding over the course of the first year. Established agronomy programs within both the public and private sectors throughout India, Africa, Thailand and South East Asia, for the development of sustainable supplies of vegetable oils and worked closely with Governments to promote and gain acceptance of biodiesel as an alternative and renewable energy resource. Mark left D1 in December 2005.

Jessica Hatfield, Executive Vice President and Director

In 1994 Jessica Hatfield founded The Media Vehicle, a company providing advertising alternatives to traditional above line media. Jessica is chief executive officer and the co-founder of STARO (Save the Amazon Rainforest Organization). Jessica has recently been elected to the United Nations Environmental Program Who’s who In ‘Women and the Environment’ roll recognizing her work in the field of Amazon Rainforest conservation. Her current portfolio of business interests span across the renewable energy and sustainable building sectors.

Dr. Arvind Pandalai, Non Executive Chairman and Director

Dr. Arvind Pandalai has 32 years of experience in international trading, export and import management, market research, counter trade, off-shore trade, joint ventures, project management, financial management and strategic planning. Recognizing the contributions made by Dr. Pandalai to the national and organizational cause, he was awarded 2004 IMM Award for Excellence as a Top Professional by the Institute of Marketing & Management, New Delhi, India. He was also awarded Certificate of Excellence in Productivity, Quality, Innovation & Management by the Institute of Economic Studies, New Delhi, India.

Robert Kohn, Non Executive Vice-Chairman and Director

Robert has been Chairman/CEO, President/COO, and co-founder of Entrade ] with a combined market cap of over $1.5 Billion. Equity and debt raised for these companies exceeded $400 million. He was President of a subsidiary of Exelon, ranked #1 electric utility in U.S., and President and founder of entrade.com (Energy Trading) at Exelon.

Dale Shepherd , Chief Financial Officer

Dale has been nominated and accepted the position of CFO of the Corporation. He will take up the postion after January 1st 2010. Dale worked from 1973 to 1991 for one of the world’s premier global networks, the General Electric Company. During his time at GE, he held the positions of Director of Finance, GEM Polymers Ltd. Vice President, GE Plastics Japan Ltd. and Managing Director, GEM Chemicals, Inc. From there he joined Kawasaki LNP NC in the Engineering Plastics subsidiary of Kawasaki Steel Corporation. Over the 8 years he was at Kawasaki he negotiated and integrated acquisitions in USA, U.K., France and Germany which resulted in tripling of European sales over five years.

David Sonnenberg, Director

David is currently Executive Director of Energy Technologies Limited, a South African Company that is exploiting the potential of agricultural waste to produce renewable and sustainable electricity. He has a technical background from Wits Technicon (SA) where he graduated as an industrial designer, specializing in factory management, design, marketing management and production supply chain. David was Director of D1 Oil Plc and responsible for the agronomy development of Jatropha as a non edible feedstock for the processing and production of biodiesel

Mike Starkie, Director

Mike is Group Vice President and Chief Accounting Officer of BP Plc, a role to which he was appointed in 1994. As Group Vice President and Chief Accounting Officer, Mike plays a leading role in BP’s mergers and acquisitions. He is responsible for the Group’s financial statements (including US corporate) and for the Group’s US SEC filings (20Fs and 6Ks), compliance with other financial reporting requirements.

Jack Dickey, Director

Jack began his agriculture career in 1963 and later became one of Georgia’s leading agriculturists. He founded Dickey Seed Company in 1969. Dickey Seed later became the largest producer, processor and marketer of certified soybean seed in the Southeastern United States. In 1992, Jack bought a major interest in Guyana Timber Sales, a company joint ventured with Guyana’s Plywood Industries, Ltd. The purpose of the venture was for the harvesting, milling and marketing of wood and wood products from a company-acquired, 95,000-acre timber tract along the Berbice River in Guyana. In 1993, Jack began a woodworking division of Dickey Seed Company named Georgia Caribbean International. Jack began converting Dickey Seed Company into an international, agro-forestry company. He has been a featured speaker on topics such as contract production and seed propagation.

Dr. Muthuchelian, Chief Scientific Advisor-Biomass Energy Crops

Dr K. Muthuchelian is currently the Director for Biodiversity and Forest Studies at the Madurai Kamaraj University, and Professor and Head of the School of Energy, Environment and Natural Resources at Madurai Kamaraj University, Madurai. Prof. K. Muthuchelian bears many mantles of a successful educational administrator, and is an excellent teacher with high international caliber; nominated as Fellow of International Energy Foundation (FIEF) by International Energy Foundation, Saskatchewan, Canada, elected as Fellow of National Academy of Biological Sciences (FNABS) by National Academy of Biological Sciences, India and awarded the academically high Prestigious Degree of "Doctor of Science" [D.Sc.] by Madurai Kamaraj University.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that Mike Starkie a director, qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K. As from January 2010, Mike Starkie will assume the role of President of Clenergen Corporation.

Scientific Board of Advisors.

The company has a Scientific Board of advisors consisting of 36 scientists from all fields of plant sicence and is headed up by Dr. Selvamurthy who is the chief controller of the Ministry of Defences Research and Developmment Organization on India (DRDO)

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter.

Board and Committee Meetings

Our board of directors held no formal meetings, prior to October 2008. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our three most highly compensated executive officers who were serving as executive officers at the end of the year ended October 31, 2008; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended October 31, 2008, who we will collectively refer to as our named executive officers, of our company for the years ended October 31, 2008 and October 31, 2007, are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
Wolf Seyfert Former President, Chief Executive, Chief Financial Officer and Director(1)	2008 2007	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A	Nil N/A
Thomas Gelfand Former President, Chief Executive, Chief Financial Officer and Director(2)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Mark Quinn President, Chief Executive Officer. and Director(3)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Jessica Hatfield Executive Vice President and Director(4)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Abhilash Kamte Chief Financial Officer of Clenergen India Private Limited(6)	2008 2007	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)	Mr. Seyfert resigned as our President, Chief Executive Officer and Chief Financial Officer on March 16, 2009. Mr. Seyfert resigned as a director of our company on March 16th 2009.

(2)	Mr. Gelfand resigned as our President, Chief Executive Officer, Chief Financial Officer and director on September 12, 2008.

(3)	Mr. Quinn was appointed as our President, Chief Executive Officer, Chief Financial Officer and director on March 16, 2009.

(4)	Ms. Hatfield was appointed as our Executive Vice President Sales and Marketing and director on March 16, 2009.

(5)

Mr. Kamte is the Chief Financial Officer of our subsidiary, Clenergen India Private Limited. The compensation reflects compensation paid to Mr. Kamte for his services as the Chief Financial Officer of our owned subsidiary, Clenergen India Private Limited.

Other than as set out below, there are no compensatory plans or arrangements with respect to our directors, executive officers or key employees resulting from their resignation, retirement or other termination of employment or from a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at October 31, 2008, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended October 31, 2008.

Options Grants in the Year Ended October 31, 2008

During the year ended October 31, 2008, no stock options were granted to our executive officers and directors.

Aggregated Options Exercised in the Year Ended October 31, 2008 and Year End Option Values

There were no stock options exercised during the year ended October 31, 2008 and no stock options held by our executive officers at the end of the year ended October 31, 2008.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended October 31, 2008.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended October 31, 2008, we have paid a total sum of $123,928 for services provided by the Directors, although no options have been granted as of to date.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding, except for Mike Starkie who retains a Convertible Debenture note in the amount of $32,895 of which he has waived all rights to upon receipt of Clenergen Corporation shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Our former principal executive office and telephone number were provided by our former director, Mr. Seyfert, on a rent free basis.

Corporate Governance

We currently act with eight (8) directors, consisting of Mark Quinn, Jessica Hatfield, Dr. Arvind Pandalai, Robert Kohn, David Sonnenberg, Mike Starkie, Jack Dickey and Dale Shepherd.

We have determined that Dr. Arvind Pandalai, Robert Kohn, David Sonnenberg, Mark Starkie and Jack Dickey are independent directors, as that term is used in Rule 4200(a)(15) of the Rules of National Association of Securities Dealers.

We do not have a standing audit, compensation or nominating committee. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol “CRGE.” The following quotations, obtained from Stockwatch, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)(3)
Quarter Ended	High	Low
October 31, 2009	$1.40	$0.71
July 31, 2009	$N/A(2)	$N/A(2)
April 30, 2009	$N/A(2)	$N/A(2)
January 31, 2009	$N/A(2)	$N/A(2)
October 31, 2008	$N/A(2)	$N/A(2)
July 31, 2008	$N/A(2)	$N/A(2)
April 30, 2008	$N/A(2)	$N/A(2)
January 31, 2008	$N/A(2)	$N/A(2)
October 31, 2007	$N/A(2)	$N/A(2)

(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2) No trades occurred during this period.

(3) Our common stock was quoted on the Over-the-Counter Bulletin Board on November 15, 2006.

Our shares are issued in registered form. Holladay Stock Transfer Inc., 2939 N. 67th Street, Scottsdale, AZ 85251 (Telephone: (480) 481-3940.; Facsimile: (480) 481-3941) is the registrar and transfer agent for our common shares.

On November5th, 2009, the shareholders' list showed 91,023,513 shares to be exchanged upon completion of the share exchange agreement.

Dividend Policy

We have not paid any cash dividends on our common stock and have no present intention of paying any dividends on the shares of our common stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On May 2, 2005, a total of 1,000,000 (15,750,000 post-split shares) shares of Common Stock were issued in exchange for cash in the amount of $5,000 U.S., or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the officer and director of the company.

Effective August 4th, 2009, we issued an aggregate of 57,497,968 common shares to 22 consultants, in consideration for these consultants entering into consulting agreements with our company and agreeing to provide additional services. Of the 57,497,968 common shares issued, 34,598,984 common shares were issued to 18 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended) and 22,898,984 common shares were issued to four (4) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933. Two of the individual consultants were our Chief Executive Officer Mark Quinn who was issued a total of 15,798,984, and one of our Directors, Jessica Hatfield, who was issued 15,798,984 common shares.

On October 13, 2009, we issued an aggregate of 1,220,000 common shares to consultants, in consideration for these consultants entering into consulting agreements with our company and agreeing to provide additional services. These shares were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On October 14, 2009, we issued an aggregate of 100,000 common shares pursuant to a stock purchase agreement. These shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On October 14, 2009, we issued an aggregate of 100,000 common shares to a consultant, in consideration for this consultant entering into a consulting agreement with our company and agreeing to provide additional services. These shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On October 29, 2009, we issued an aggregate of 2,812,500 common shares to pursuant to consulting agreements and a stock purchase agreement. These shares were issued to 3 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended) and to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933..

On November 5th, 2009, we issued 13,643,045 shares of our common stock to the former shareholders of Clenergen Corporation Limited, a United Kingdom corporation, in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Clenergen Corporation Limited. These shares were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001per share and 5,750,000 shares restricted for a one year period.

Common Stock

As of November 5th 2009, there were 91,023,513 shares of our common stock issued and outstanding that are held by the stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001, for which the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of the Preferred Shares.

As of the date of this current report we have no preferred shares issued and outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have no share purchase warrants outstanding.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 2, 2005, a total of 1,000,000 (15,750,000 post-split shares) shares of Common Stock were issued in exchange for cash in the amount of $5,000 U.S., or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the officer and director of the company.

Effective August 4th, 2009, we issued an aggregate of 57,497,968 common shares to 22 consultants, in consideration for these consultants entering into consulting agreements with our company and agreeing to provide additional services. Of the 57,497,968 common shares issued, 34,598,984 common shares were issued to 18 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended) and 22,898,984 common shares were issued to four (4) U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933. Two of the individual consultants were our Chief Executive Officer Mark Quinn who was issued a total of 15,798,984, and one of our Directors, Jessica Hatfield, who was issued 15,798,984 common shares.

On October 13, 2009, we issued an aggregate of 1,220,000 common shares to consultants, in consideration for these consultants entering into consulting agreements with our company and agreeing to provide additional services. These shares were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On October 14, 2009, we issued an aggregate of 100,000 common shares pursuant to a stock purchase agreement. These shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On October 14, 2009, we issued an aggregate of 100,000 common shares to a consultant, in consideration for this consultant entering into a consulting agreement with our company and agreeing to provide additional services. These shares were issued to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

On October 29, 2009, we issued an aggregate of 2,812,500 common shares to pursuant to consulting agreements and a stock purchase agreement. These shares were issued to 3 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended) and to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933..

On November 5th, 2009, we issued 13,643,045 shares of our common stock to the former shareholders of Clenergen Corporation Limited, a United Kingdom corporation, in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Clenergen Corporation Limited. These shares were issued to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

In accordance with the closing of the share exchange agreement on November 5, 2009, we have issued an aggregate of 71,141,013 shares of our common stock to current consultants, as well as the shareholders of Clenergen Corporation Limited (UK) in exchange for the acquisition, by our company, of all of the 13,643,045 shares of Clenergen Corporation Limited (UK). As of the date of this current report, we have also issued an additional 4,232,500 shares of our common stock to consultants pursuant to consulting agreements and to stockholders pursuant to stock purchase agreements.

As of the closing date, the former shareholders of Clenergen Corporation Limited (UK) and current consultants of the company held approximately 82.81% of the issued and outstanding common shares of our company.

At the closing, 13,463,045 shares of the Company’s common stock were issued to shareholders former stockholders of Clenergen Corporation Limited (UK). On August 4, 2009, the Company issued 31,847,968 shares of the Company’s common stock to certain shareholders of Clernergen Corporation Limited (UK) in consideration for entering into the consulting agreement for providing future consulting services. As a result of this transaction, these shareholders obtained 67% of the Company’s outstanding shares and effectively gained control of the company. Therefore, the effective date of this merger is August 4, 2009, as both the share exchange and issuance of consultants’ shares were included in the same agreement.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 5th, 2009, in connection with the closing of the share exchange agreement, new directors were appointed to our board of directors. At the same time, Wolf Seyfert resigned as a director .The new directors are, Dr. Arvind Pandalai, Mark Quinn, Jessica Hatfield, Dale Shepherd, Robert Kohn, David Sonnenberg, Mike Starkie and Jack Dickey

Descriptions of business experience over the past five years and compensatory arrangements of the new directors and officers can be found in the sections entitled “Directors, Executive Officers, Promoters and Control Persons” and “Executive Compensation”.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements for Clenergen Corporation Limited (UK);

(b)   Exhibits

Exhibits required by Item 601 of Regulation S-K

Exhibit
Number	Description

(3)	Articles of Incorporation and By-laws

3.1	Articles of Incorporation (Incorporated by reference from our Registration Statement on Form SB-2 filed on December 13, 2005)

3.2	Bylaws (Incorporated by reference from our Registration Statement on Form SB-2 filed on December 13, 2005)

3.3	Certificate of Change with respect to the forward stock split (Incorporated by reference from our Form 8-K Current Report filed on March 23, 2009)

3.4	Certificate of Change with respect to the change of name (Incorporated by reference from our Form 8-K Current Report filed on March 23, 2009)

(10)	Material Contracts

10.1	Share Exchange Agreement dated August 30, 2009 with Clenergen Corporation Limited, a United Kingdom corporation (Incorporated by reference from our Form 8-K Current Report filed on September 4, 2009)

Exhibit
Number	Description

10.2*	Commercial Lease Agreement dated September 11, 2009 between Archana Spinners Limited and Clenergen India Private Limited.

10.3*	Contract dated June 30, 2009 between Clenergen Limited and Applied Heat Engineering Limited

10.4*	Power Purchase Agreement dated March 31, 2009 between Clenergen India Private Limited and PTC India Limited (formerly known as Power Trading Corporation of India Limited).

10.5*	Memorandum of Agreement dated August 2009 between Clenergen India Private Limited and Growmore Biotech Limited.

10.6*	Strategic Alliance Agreement dated September 11, 2009 between Clenergen Corporation and Euroget De- Invest

10.7*	Biomass Supply Agreement dated June 2009 between Clenergen Corporation Limited and Villsam Company Limited.

10.8*	Strategic Marketing Agreement dated June 2009 between Clenergen Corporation Limited and Villasam Company Limited.

10.9*	Leasehold and Option Agreement dated September 12, 2009 between Clenergen Corporation and Georgia Caribbean International, Limited

10.10*	Master Leasehold Agreement.

10.11*	National Power Corporation Request to Submit Proposal Dated October 28, 2009.

10.12*	License Agreement dated October 2009 between Clenergen Corporation and Star Biotechnology Limited.

10.13*	Research and Development Agreement dated October 2009 between Clenergen Corporation and Star Biotechnology Limited/Arbour Technologies Pty Ltd.

10.14*	Memorandum of Agreement dated October 6, 2009 between Clenergen Corporation and Enhanced Biofuels and Technologies India Private Limited.

10.15*	Letter from the Russian Society of Biotechnologists

10.16*	Memorandum of Agreement between Clenergen India Private Limited and Sree Emberumanar Jeer Mutt

10.17*	Letter from Maurai Kamaraj University dated September 17, 2009

10.18*	Biomass Supply Agreement dated April 1, 2009 between Clenergen India Private Limited and IJM Constructions.

(21)	Subsidiaries of the Registrant

Clenergen India Private Limited

Clenergen Biopower Corporation

Clenergen Corporation Limited

(99)	Additional Exhibits

99.1*	Financial Statements for Clenergen Corporation Limited (UK)

99.2*	Pro Forma Financial Statements

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLENERGEN CORPORATION

/s/ Mark Quinn
Mark Quinn
President, Chief Executive Officer,
Chief Financial Officer and Director

Date: November 10, 2009